Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Adjusted EPS of $1.14, up 12% for the Second Quarter of Fiscal 2013

NORWALK, Conn., March 19, 2013 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the second quarter of fiscal 2013.

For the quarter ended February 28, 2013 revenues increased to $213.1 million, up 7% over the prior year. Included in this total was $2.7 million of acquired revenues from StreetAccount. Operating income was $56.2 million compared to $67.1 million in the second quarter of fiscal 2012. Net income was $44.5 million versus $46.7 million a year ago. Diluted earnings per share was $1.00 compared to $1.02 in the same period of fiscal 2012.

Adjusted operating income for the quarter was $71.9 million, up 7% over the prior year. Adjusted operating income excludes a non-cash pre-tax charge of $15.7 million for stock-based compensation related to the performance-based options granted in connection with the acquisition of Market Metrics in June 2010. These options vested in the second quarter of fiscal 2013 when the Market Metrics business accelerated to achieve stretch revenue growth targets.

Adjusted net income advanced 8% to $50.6 million. Adjusted net income excludes the after-tax charge of $11.0 million related to the Market Metrics performance-based stock options and $4.9 million in income tax benefits from the reenactment of the U.S. Federal R&D credit. This tax law change was retroactive to January 1, 2012 and resulted in cumulative income tax benefits of $4.9 million in the second quarter of fiscal 2013.

Adjusted diluted EPS rose 12% to $1.14. Adjusted diluted EPS excludes the net effect of a $0.25 decrease for the vesting of performance-based options partially offset by an $0.11 increase in diluted EPS from the reenactment of the U.S. Federal R&D credit.

A reconciliation between GAAP and adjusted financial measures is presented on page 8 of this press release.

(Condensed and Unaudited)
	Three Months Ended
(In thousands, except per share data)	Feb 28, 2013	Feb 29, 2012	Change

Revenues	$213,083	$199,371	6.9%
Adjusted operating income	$71,860	$67,117	7.1%
Adjusted net income	$50,631	$46,746	8.3%
Adjusted diluted earnings per share	$1.14	$1.02	11.8%
Diluted weighted average shares	44,455	45,707

“While we were pleased to achieve ASV growth of $17.3 million in the quarter, we continue to operate in a challenging sell-side environment” said Philip A. Hadley, Chairman and CEO. “Our second quarter results include growing adjusted EPS by 12% and free cash flow by 11%. I am also proud to share that FactSet was recently named one of FORTUNE’s 100 Best Companies to Work For, marking our fifth appearance on that list in the last six years.”

Annual Subscription Value (“ASV”)

ASV advanced $17.3 million excluding the impact from foreign currency during the quarter and totaled $863.2 million at February 28, 2013. Of this total, 82% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients. The increase in ASV during the past three months was from buy-side clients, while sell-side client ASV contracted from a continuing volatile environment.

Financial Highlights – Second Quarter of Fiscal 2013

●	ASV from U.S. operations was $592.6 million and $270.6 million was related to international operations.
●	U.S. revenues, including $2.7 million from StreetAccount, were $146.0 million, up 7% from the year ago quarter.
●	Non-U.S. revenues also rose 7% to $67.1 million as compared to the same period in fiscal 2012.
●	GAAP operating margin was 26.4%. Adjusted operating margin was 33.7%, consistent with a year ago.
●

The effective tax rate for the second quarter was 21.2% as compared to 30.9% a year ago. Excluding income tax benefits from the reenactment of the U.S. Federal R&D credit, the annual effective tax rate was 29.9%.

●	Quarterly free cash flow was $43.4 million, up 11% over the year ago quarter.
●	Accounts receivable increased $14 million over the last 12 months while ASV is up $60 million.

Operational Highlights – Second Quarter of Fiscal 2013

●	Client count was 2,436 at February 28th, a net increase of 35 clients and the 13th consecutive quarter of net client growth.
●	Annual client retention was greater than 95% of ASV and 93% when expressed as a percentage of clients.
●	Users declined by 150 over the past three months and totaled 49,455 professionals at February 28th. Additions from buy-side clients were offset by user declines on the sell-side.
●	Employee count was 6,048 at February 28th, up 10% over last year and a net increase of 28 in the past three months.
●	Capital expenditures were $3.0 million.
●	A regular quarterly dividend of $13.5 million or $0.31 per share was paid on March 19, 2013 to common stockholders of record as of February 28, 2013.
●	The Company repurchased 1.2 million shares for $109 million during the second quarter under the share repurchase program. At February 28th, $55.5 million remains authorized for future repurchases.
●	Common shares outstanding were 43.6 million at February 28, 2013.
●	The integration of BlackRock Inc.’s iShares® Fixed Income Exchange Traded Funds on the FactSet platform was completed.
●	FactSet was named one of FORTUNE’s “100 Best Companies to Work For,” marking our fifth appearance on this list in the last six years.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of February 28, 2013. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2013 Expectations

●	Revenues are expected to range between $213 million and $216 million.
●	Operating margin is expected to range between 33% and 34%.
●	The annual effective tax rate is expected to range between 29.5% and 30.5%.
●	GAAP diluted EPS should range between $1.14 and $1.16, the midpoint of the range represents 10% growth over last year’s third quarter.

Conference Call

The Company will host a conference call today, March 19, 2013, at 11:00 a.m. (EDT) to review the second quarter fiscal 2013 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, operating margin, net income and diluted earnings per share have been adjusted. These adjusted financial measures exclude a pre-tax charge of $15.7 million related to the vesting of Market Metrics performance-based stock options and $4.9 million of cumulative income tax benefits related to the reenactment of the U.S. Federal R&D credit in January 2013. The charge related to stock-based compensation reduced GAAP operating income by $15.7 million, GAAP diluted earnings per share by $0.25 and GAAP operating margin by 730 basis points. The income tax benefits reduced the Company’s effective tax rate from 29.9% to 21.2% in the second quarter of fiscal 2013. Together, the stock-based compensation charge and income tax benefits decreased GAAP net income by $6.1 million and GAAP diluted EPS by $0.14 per share. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these adjusted financial measures, please see page 8 of this release.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed second quarter was $46.4 million of net cash provided by operations and $3.0 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform.  More than 49,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company was named the 2012 Best Research Provider at the Inside Market Data and Inside Reference Data Awards and has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	Feb 28, 2013	Feb 29, 2012	Feb 28, 2013	Feb 29, 2012

Revenues	$213,083	$199,371	$424,167	$395,819

Operating expenses
Cost of services*	75,842	67,531	149,427	134,364
Selling, general and administrative**	81,077	64,723	147,492	127,585
Total operating expenses	156,919	132,254	296,919	261,949

Operating income	56,164	67,117	127,248	133,870

Other income	357	496	785	773
Income before income taxes	56,521	67,613	128,033	134,643

Provision for income taxes	11,982	20,867	33,726	42,353
Net income	$44,539	$46,746	$94,307	$92,290

Diluted earnings per common share	$1.00	$1.02	$2.11	$2.01

Diluted weighted average common shares	44,455	45,707	44,788	45,972

* Cost of services for the three months ended February 28, 2013 include an incremental $0.2 million from the vesting of performance-based stock options granted in connection with the acquisition of the Market Metrics business.

** Selling, general and administrative expenses for the three months ended February 28, 2013 include an incremental $15.5 million from the vesting of performance-based stock options granted in connection with the acquisition of the Market Metrics business.

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended		Six Months Ended
(In thousands)	Feb 28, 2013	Feb 29, 2012	Feb 28, 2013	Feb 29, 2012

Net income	$44,539	$46,746	$94,307	$92,290

Other comprehensive income (loss), net of tax
Net unrealized gain (loss) on cash flow hedges	84	1,010	1,371	(1,106)
Foreign currency translation adjustments	(4,731)	2,835	(1,657)	(8,813)
Other comprehensive (loss) income	(4,647)	3,845	(286)	(9,919)

Comprehensive income	$39,892	$50,591	$94,021	$82,371

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

	February 28,	August 31,
(In thousands)	2013	2012

ASSETS
Cash and cash equivalents	$151,314	$189,044
Investments	14,827	13,919
Accounts receivable, net of reserves	85,763	74,251
Prepaid taxes	14,962	2,485
Deferred taxes	3,655	5,085
Prepaid expenses and other current assets	14,040	14,341
Total current assets	284,561	299,125

Property, equipment, and leasehold improvements, net	71,083	76,530
Goodwill	243,638	245,791
Intangible assets, net	39,145	43,371
Deferred taxes	26,845	23,113
Other assets	4,706	6,213
TOTAL ASSETS	$669,978	$694,143

LIABILITIES
Accounts payable and accrued expenses	$29,699	$27,680
Accrued compensation	19,205	41,274
Deferred fees	32,399	30,495
Dividends payable	13,510	13,727
Total current liabilities	94,813	113,176
Deferred taxes	2,501	2,593
Taxes payable	5,346	5,464
Deferred rent and other non-current liabilities	20,138	20,646
TOTAL LIABILITIES	$122,798	$141,879

STOCKHOLDERS’ EQUITY
Common stock	$464	$456
Additional paid-in capital	204,721	137,569
Treasury stock, at cost	(261,759)	(122,749)
Retained earnings	626,766	559,714
Accumulated other comprehensive loss	(23,012)	(22,726)
TOTAL STOCKHOLDERS’ EQUITY	547,180	552,264
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$669,978	$694,143

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Six Months Ended
	Feb 28, 2013	Feb 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$94,307	$92,290
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,010	16,692
Stock-based compensation expense	26,373	11,925
Deferred income taxes	(2,394)	(91)
Gain on sale of assets	(2)	(1)
Tax benefits from share-based payment arrangements	(9,870)	(4,973)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	(11,569)	3,545
Accounts payable and accrued expenses	5,038	155
Accrued compensation	(22,061)	(16,298)
Deferred fees	1,937	697
Taxes payable, net of prepaid taxes	(3,295)	(3,372)
Prepaid expenses and other assets	772	(456)
Deferred rent and other non-current liabilities	(282)	(922)
Other working capital accounts, net	74	(732)
Net cash provided by operating activities	97,038	98,459

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash and cash equivalents acquired	(705)	-
Purchases of investments	(8,098)	(15,000)
Proceeds from sales of investments	7,500	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(9,084)	(10,644)
Net cash used in investing activities	(10,387)	(25,644)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(27,280)	(24,182)
Repurchase of common stock	(139,010)	(59,795)
Proceeds from employee stock plans	31,306	13,843
Tax benefits from share-based payment arrangements	9,870	4,973
Net cash used in financing activities	(125,114)	(65,161)

Effect of exchange rate changes on cash and cash equivalents	733	(4,341)

Net (decrease) increase in cash and cash equivalents	(37,730)	3,313

Cash and cash equivalents at beginning of period	189,044	181,685
Cash and cash equivalents at end of period	$151,314	$184,998

Reconciliation of Adjusted and Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, operating margin, net income and diluted earnings per share have been adjusted. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

Three Months Ended February 28, 2013

(Condensed and Unaudited)	GAAP	Vesting Market Metrics Performance-Based Stock Options (a)(b)	U.S. Federal R&D Credit Reinstated (b)	Adjusted	YoY % Change	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$56,164	$15,696	-	$71,860	7.1%	$5,474	$1,862	$79,196
Operating Margin	26.4%	7.3%	-	33.7%	-	-	-	-
Net Income (c)	$44,539	$11,004	$(4,912)	$50,631	8.3%	$3,838	$1,305	$55,774
Diluted EPS (d)	$1.00	$0.25	$(0.11)	$1.14	11.8%	$0.09	$0.03	$1.25
Weighted Average Shares	44,455			44,455				44,455

(a)

GAAP operating income was adjusted to exclude a non-cash pre-tax charge of $15.7 million for stock-based compensation related to the performance-based options granted in connection with the acquisition of Market Metrics in June 2010. These options vested in the second quarter of fiscal 2013 when the Market Metrics business accelerated to achieve stretch revenue growth targets established on the date of grant. The vesting of the Market Metrics related performance-based stock options increased stock-based compensation, net of tax by $11.0 million and reduced diluted earnings per share by $0.25.

(b)

GAAP net income was adjusted to exclude the after-tax charge of $11.0 million related to the vesting of Market Metrics performance-based stock options and $4.9 million related to cumulative income tax benefits from the reenactment of the U.S. Federal R&D credit. This tax law change was retroactive to January 1, 2012. GAAP diluted EPS was adjusted to exclude a $0.25 decrease for the vesting of Market Metrics performance-based stock options and an $0.11 increase from the reenactment of the U.S. Federal R&D credit. The net effect of these two adjustments in the current second quarter was a $0.14 reduction in GAAP diluted EPS of $1.00.

(c)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the annual effective tax rate of 29.9%.

(d)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.